As filed with the Securities and Exchange Commission on May 14, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PURPLE INNOVATION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-4078206
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4100 North Chapel Ridge Road, Suite 200

Lehi, Utah 84043

(801) 756-2600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Casey McGarvey

Chief Legal Officer

Purple Innovation, Inc.

4100 North Chapel Ridge Road, Suite 200

Lehi, Utah 84043

(801) 756-2600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Nolan S. Taylor David F. Marx Dorsey & Whitney LLP 111 S. Main Street, 21st Floor Salt Lake City, Utah 84111 (801) 933-7360	Tad J. Freese Brian D. Paulson Latham & Watkins 140 Scott Drive Menlo Park, California 94025 (650) 328-4600

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    333-237045

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Smaller reporting company	☒

Accelerated Filer	☐	Emerging growth company	☒

Non-accelerated filer	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Class A Common Stock, par value $0.0001 per share (1)	2,057,777	$10.50	$21,606,658.50	$2,804.54

(1)

This registration statement includes shares of Class A Common Stock of Purple Innovation, Inc. issuable upon exchange of an equivalent number of Class B Units (together with an equal number of shares of our Class B Common Stock) of Purple Innovation, LLC registered for resale by the Selling Stockholder named in this registration statement. Includes additional shares of Class A Common Stock that the underwriters have the option to purchase to cover overallotments, if any.

(2)	Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-3 is being filed by Purple Innovation, Inc. (the “Company”) with the Securities and Exchange Commission to register an additional 2,057,777 shares of the Company’s Class A Common Stock pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV of Form S-3. The shares of Class A Common Stock are being resold by the selling stockholder named in the Company’s Registration Statement on Form S-3 (File No. 333-237045) (the “Original Registration Statement”). This Registration Statement incorporates by reference the contents of the Original Registration Statement, including each of the amendments, supplements and exhibits thereto filed by the Company with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference therein. The required opinions and consents are listed on the Exhibit Index attached to and filed with this Registration Statement.

Item 16.	Exhibits.

The following exhibits are included or incorporated by reference in this registration statement on Form S-3:

Exhibit Number	Exhibit Title

5.1*	Opinion of Dorsey & Whitney LLP

23.1*	Consent of BDO USA, LLP

23.2*	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 to the Registration Statement)

24.1*	Powers of Attorney (included on the signature page of the Registration Statement)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lehi, Utah on May 14, 2020.

PURPLE INNOVATION, INC.

/s/ Joseph B. Megibow
Name:	Joseph B. Megibow
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joseph B. Megibow and Casey McGarvey and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Capacity in Which Signed	Date

/s/ Joseph B. Megibow Joseph B. Megibow	Chief Executive Officer (Principal Executive Officer) and Director	May 14, 2020

/s/ Craig Phillips Craig Phillips	Chief Financial Officer (Principal Financial and Accounting Officer)	May 14, 2020

/s/ Terry V. Pearce Terry V. Pearce	Director	May 14, 2020

/s/ Tony M. Pearce Tony M. Pearce	Director	May 14, 2020

/s/ Pano Anthos Pano Anthos	Director	May 14, 2020

/s/ Gary DiCamillo Gary DiCamillo	Director	May 14, 2020

/s/ Adam Gray Adam Gray	Director	May 14, 2020

/s/ Claudia Hollingsworth Claudia Hollingsworth	Director	May 14, 2020

/s/ Gary Kiedaisch Gary Kiedaisch	Director	May 14, 2020